                              AMENDMENT NUMBER 9 TO
                        INVESTMENT SUB-ADVISORY AGREEMENT

The Investment Sub-Advisory Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company), and Wellington Management Company, LLP ("Wellington Management") dated March 3, 1997, as amended (the "Agreement"), is hereby amended to include THE HARTFORD BALANCED INCOME FUND (the "New Fund") as a new portfolio. All provisions in the Agreement shall apply to the New Fund, except as stated below.

The sub-advisory fee for the New Fund shall be accrued daily and paid quarterly, based upon the following annual rates and upon the calculated daily net asset value of the New Fund:

Net Asset Value      Annual Rate
---------------      -----------
First $250 million      0.27%
Next $250 million       0.22%
Next $500 million       0.21%
Over $1 billion         0.17%

     This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed on 17 day of July, 2006.


                                        HARTFORD INVESTMENT
                                        FINANCIAL SERVICES, LLC


                                        /s/ John C. Walters
                                        ----------------------------------------
                                        By: John C. Walters
                                        Title: Executive Vice President



                                        WELLINGTON MANAGEMENT
                                        COMPANY, LLP


                                        /s/ Pamela Dippel
                                        ----------------------------------------
                                        By: Pamela Dippel
                                            ------------------------------------
                                        Title: Senior Vice President
                                               ---------------------------------